UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010 (November 5, 2010)

Anchor BanCorp Wisconsin Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	000-20006 (Commission File Number)	39-1726871 (IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin (Address of principal executive offices)	53703 (Zip Code)

Registrant’s telephone number, including area code: 608-252-8982

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item is included in Item 3.03 below and is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On November 5, 2010, Anchor BanCorp Wisconsin Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”), which provides for a dividend distribution of one preferred stock purchase right (a “Right”) for each share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), outstanding at the close of business on November 22, 2010 (the “Record Date”) and the issuance of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date.  Each Right will initially represent the right to purchase, for $3.50 (the “Purchase Price”), one one-thousandth of a share of Series C Junior Participating Preferred Stock, par value $0.10 per share (the “Preferred Stock”).  The terms and conditions of the Rights are set forth in the Rights Agreement and exhibits thereto.

The Rights Agreement is designed to reduce the likelihood that the Company will experience an “ownership change” (as defined under U.S. federal income tax laws) by (i) discouraging any person or group of affiliated or associated persons from becoming a beneficial owner of 5% or more of our Common Stock (an “Acquiring Person”) and (ii) discouraging any Acquiring Person from acquiring additional shares of the Common Stock.  In general, an “ownership change” will occur if there is a cumulative change in the Company’s ownership by “5% shareholders” (as defined under U.S. federal income tax laws) that exceeds 50 percentage points over a rolling three-year period.  There is no guarantee, however, that the Rights Plan will prevent the Company from experiencing an ownership change.

The purpose of the Rights Agreement is to protect the Company’s ability to use certain tax assets, such as net operating loss carryforwards and built-in losses (the “Tax Assets”), to offset future income.  A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change Tax Assets in an amount generally equal to the equity value of the corporation immediately before the ownership change subject to certain adjustments, multiplied by the “long-term tax-exempt rate.”  As a result, the Company’s use of the Tax Assets in the future would be significantly limited if it were to experience an ownership change.

After giving careful consideration to this issue, the board of directors of the Company has concluded that the Rights Agreement is in the best interests of the Company and its shareholders.

The Rights will not be exercisable until the earlier of (i) ten business days after the date (the “Stock Acquisition Date”) of the announcement that a person has become an Acquiring Person and (ii) ten business days (or such later day as may be designated by the board of directors of the Company) after the date of the announcement or commencement of a tender or exchange offer by any person which would, if consummated, result in a person or group becoming an Acquiring Person.  The date that the Rights become exercisable is referred to as the “Distribution Date.”

After any person has become an Acquiring Person, each Right (other than Rights treated as beneficially owned under certain U.S. tax rules by the Acquiring Person) will generally entitle the holder to purchase for the Purchase Price a number of shares of Common Stock (or, in certain circumstances, cash, property or other assets of the Company) having a market value of twice the Purchase Price.

The definition of Acquiring Person contained in the Rights Agreement contains several exemptions, including for (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company, or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iii) any person who becomes the beneficial owner of 5% or more of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock by the Company, unless and until such person, after becoming aware that such person has become the beneficial owner of such percentage of shares of Common Stock, acquires beneficial ownership of any additional shares of Common Stock, (iv) any person who beneficially owns 5% or more of the shares of Common Stock on the date of the Rights Agreement, unless and until such person and its affiliates and associates acquire any additional shares of Common Stock or such person decreases its percentage ownership below 5% of the Common Stock then outstanding, or (v) any such person who has reported or is required to report such ownership (but less than 10%) on Schedule 13G or Schedule 13D under the Securities Exchange Act of 1934, as amended, which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company, and who, upon request, certifies to the Company that such person acquired shares of Common Stock in excess of 4.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all affiliates and associates, disposes of such number of shares of Common Stock so that it, together with all affiliates and associates, is no longer the beneficial owner of 5% or more of the shares of Common Stock then outstanding.  No person shall be an Acquiring Person unless the board of directors of the Company affirmatively determines, within ten business days after such person otherwise meets the requirements of the definition of Acquiring Person, that such person shall be an Acquiring Person.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of the Company’s common stock), the board of directors of the Company may generally exchange all or part of the Rights (other than Rights beneficially owned under certain U.S. tax rules by an Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

The Rights may be redeemed by the Company at any time until ten business days following the Stock Acquisition Date, at a price of $0.000001 per Right, referred to as the “Redemption Price.”  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company with respect to the ownership of the Right, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Prior to a Distribution Date, the Rights will be evidenced by the certificates for (or current ownership statements issued with respect to uncertificated shares in lieu of certificates) and will be transferred with, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

The Rights will expire on November 22, 2020, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company.

At any time prior to a Distribution Date, the Rights Plan may be amended in any respect.  At any time after the occurrence of a Distribution Date, the Rights Plan may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person).

The above summary of the Rights Agreement is qualified by the full text of the Rights Agreement which is filed as Exhibit 4.3 to this Form 8-K and incorporated herein by reference in its entirety.

Item 8.01.	Other Events.

On November 5, 2010, the Company issued a press release announcing that the Company has entered into a shareholder rights plan designed to reduce the likelihood that the Company will experience an "ownership change" under U.S. federal income tax laws.  The plan is similar to rights plans adopted by other public companies with significant tax attributes.  As part of the plan, the Company’s Board of Directors declared a dividend of one preferred share purchase right for each outstanding share of its common stock.  The rights will be distributable to shareholders of record as of November 22, 2010, as well as to holders of shares of Company common stock issued after that date, but would only be activated if triggered by the plan.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

4.3
Rights Agreement, dated as of November 5, 2010, by and between Anchor BanCorp Wisconsin Inc. and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent, including the Form of Certificate of Designation attached as Exhibit A thereto, the Form of Rights Certificate attached as Exhibit B thereto and the Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto

99.1	Press Release, dated November 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 5, 2010

ANCHOR BANCORP WISCONSIN INC.

By:	/s/ Mark D. Timmerman
Name:	Mark D. Timmerman
Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

4.3
Rights Agreement, dated as of November 5, 2010, by and between Anchor BanCorp Wisconsin Inc. and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent, including the Form of Certificate of Designation attached as Exhibit A thereto, the Form of Rights Certificate attached as Exhibit B thereto and the Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto

99.1	Press Release, dated November 5, 2010